Exhibit 99.1

                            Contact:

                            Fred Pilon

                            StockerYale, Inc.

                            603-893-8778

                            fpilon@stockeryale.com

StockerYale Acquires Leading U.K. Laser Diode Specialist, Photonic Products Ltd.

$9.4 Million Acquisition Expected to Drive Growth and Profitability With Expanded Platform of Laser

Modules/Diodes and Access to New Markets

Salem, N.H., October 31, 2006 — StockerYale, Inc. (NASDAQ: STKR), a leading independent provider of photonic-based products, today announced that it has acquired privately held Photonic Products Ltd. of the United Kingdom, a well-known provider of laser diode modules and laser diodes for industrial, medical and scientific markets for $9.4 million in cash, stock and bonds. This strategic acquisition will significantly broaden StockerYale’s product portfolio of laser modules, increase StockerYale’s 2006 pro forma revenues by approximately 50%, and is expected to substantially improve the profitability and cash flow of the Company on a consolidated basis. The acquisition is expected to accelerate overall growth and to be immediately accretive to earnings. An investor conference call is scheduled for 4:00 p.m. Eastern Standard Time on November 1, 2006.

Photonic Products Ltd. manufactures custom designed electro-optical sub-assemblies and optoelectronic components, based on semiconductor laser diode technology, for leading OEM manufacturers. In addition, the company is a leading distributor of high performance industrial laser diodes, including blue-violet, red and infrared laser diodes from Sanyo, Sony and Opnext, and high performance optical lenses from Panasonic. The company was founded in 1995 and has 45 employees. Photonic Products operations are located near Stansted, England with sales offices in Germany and California. Over the last five years, the company’s revenues have grown at a compound annual growth rate of 32% in response to worldwide customer demand for its laser diodes, laser modules and optical components. More recently, the company has invested in CNC manufacturing technology to increase production capacity and improve overall productivity. For the fiscal year ending December 31, 2006, Photonic Products expects sales to be approximately $9.5 million and to achieve a record operating margin of 15%. This year, Photonic Products received the Queen’s Award for Enterprise: International Trade. Current management, led by Tony Pope, Founder and Managing Director, and Damon Cookman, Director of Operations, will continue to manage the business.

“Photonic Products now has access to StockerYale’s R&D resources, specifically its expertise in optics, to further drive new product introductions and to meet the needs of our customers,” said Tony Pope, Managing Director of Photonic Products. “Besides cost savings, we also expect to benefit from numerous cross-selling opportunities with each other’s customers and to access StockerYale’s distribution channels throughout the world,” Pope added.

Under the terms of the transaction, StockerYale paid $9.4 million for 100% of the outstanding stock of Photonic Products. Consideration for the acquisition consisted of $2.75 million of newly issued StockerYale common shares (2,680,311 shares total); $4.25 million in cash; and a three-year bond, with an initial principal amount of $2.4 million and interest set at LIBOR plus 1%, payable to the sellers.

In conjunction with the acquisition, StockerYale borrowed $4.75 million from The Eureka Interactive Fund Limited, in exchange for a five-year bond. The Eureka Interactive Fund Limited is managed by Marshall Wace LLP.

The acquisition will enable StockerYale to meet the needs of a larger OEM market for laser diodes and laser diode modules with a broad range of sophisticated laser modules at all price levels. The Company will also enjoy closer working relationships with the world’s leading laser diode manufacturers, which will significantly enhance performance of the Company’s products and lead to greater market penetration. Because StockerYale has historically sold primarily into the machine vision market and Photonic Products sells to non-machine vision markets, there exists very little overlap in the combined Company’s addressable markets. Photonic Products will benefit from StockerYale’s expertise in optics and laser beam shaping, such as that employed in the development of StockerYale’s recently announced, “flat-top” line generator for micro inspection applications (patent-pending). Customers of both companies will benefit from the complementary expertise and the production of high quality laser modules and optics, from a simple laser spot projector to a high performance laser pattern generator.

StockerYale expects the acquisition of Photonic Product’s to add approximately $11-12 million of revenue, and $1.5-2.9 million of EBITDA to the fiscal year ending December 31, 2007 and estimated pro forma GAAP operating income of $0.9-1.3 million.

“With this acquisition, StockerYale’s laser sales will double and our opportunity for future sales is considerably greater due to a more diversified laser product portfolio, multiple cross-selling opportunities and access to new markets for each other’s products,” said Mark W. Blodgett, Chairman and Chief Executive Officer. “We expect that there will be significant cost savings accruing to StockerYale thanks to Photonic Products’ laser diode distribution business, as well as the opportunity to combine marketing efforts. Photonic Products’ leaders have a consistent track record managing profitable growth and our combined teams will be a powerful force for product innovation and the development of new customer applications for laser modules. We are delighted that Photonic Products’ management and employees have joined our organization and we look forward to working together to build on their history of sales growth and profitability,” added Blodgett.

Conference Call Information

The company will host a conference call at 4:00 p.m. Eastern Standard Time on November 1, to discuss the acquisition. To access the conference call, please dial 866-278-4858 (U.S. and Canada) and 1-904-596-2360 (all others); please wait for an available operator. A PowerPoint presentation will be available on StockerYale’s web site at www.stockeryale.com/PP_Acquisition starting at 4:00 p.m. on Wednesday, November 1 and will remain accessible for one week; the presentation will be an outline of the conference call content.

ABOUT STOCKERYALE

StockerYale, Inc., headquartered in Salem, New Hampshire, is an independent designer and manufacturer of structured light lasers, LED modules, and specialty optical fibers for industry leading OEMs. In addition, the company manufactures fluorescent lighting products and phase masks. The Company serves a wide range of markets including the machine vision, industrial inspection, defense, telecommunication, sensors, and medical markets. StockerYale has offices and subsidiaries in the U.S., Canada, and Europe.

For more information about StockerYale and their innovative products, visit the Company’s web site at www.stockeryale.com or contact StockerYale, Inc., at 32 Hampshire Rd., Salem, NH, 03079. Call 800-843-8011, Fax 603-893-5604, Email: info@stockeryale.com.

ABOUT PHOTONIC PRODUCTS, LTD

Photonic Products is an ISO9001:2000 certified manufacturer of custom designed laser diode modules and an authorized distributor of high performance industrial laser diodes manufactured by Sanyo, Opnext (formerly Hitachi) and Sony, LEDs, and precision optical lenses. Photonic Products was established in 1995 and has operations in the United Kingdom, the United States and Germany.

The company has twice been honored with a Queen’s Award for Enterprise: International Trade.

NOTICE TO INVESTORS:

Photonic Products’ financial statements are unaudited and have been prepared in accordance with UK generally accepted accounting principles. As such, statements included herein regarding Photonic Products’ financial and operating results are estimates only. StockerYale, Inc. expects to complete an audit of Photonic Products’ financial statements within approximately 75 days.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on StockerYale’s and Photonic Products’ current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include (1) the possibility that financial forecasts of either party may not be achieved, including as to expected revenues and earnings accretion; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition may involve unexpected costs; (4) the combined entities may be unable to achieve expected synergies or make expected future investments in the combined businesses; (5) the businesses may suffer as a result of uncertainty surrounding the acquisition; (6) management of the combined entity may face strain on managerial and operational resources as they try to oversee larger operations; and (7) other risks that are described in Securities and Exchange Commission (SEC) reports filed by StockerYale on its annual report on Form 10-KSB and its quarterly report on Form 10-QSB. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by StockerYale and Photonic Products. StockerYale and Photonic Products assume no obligation and expressly disclaim any duty to update information contained in this press release.

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